UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2018

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 8.01

Other Events

Rise Gold Corp. (the “Company”) announced it has purchased two diamond core drilling rigs for exploration at the Idaho-Maryland (“I-M”) Gold Project for a purchase price of CDN$611,000 (inclusive of drill rods of HQ and NQ-size and accessories) through vendor financing. The purchase will be paid in monthly installments over an 18-month period with an interest rate of 5% per annum.

Powerful deep hole rig (Rig #1) is capable of drilling HQ-size core to depths up to 2,050 m (6,750 ft) and NQ-size core to depths up to 2,745 m (9,000 ft). Smaller drill rig (Rig #2) will be modified by the Company to achieve depths with NQ-size core up to 900 m (2,950 ft).

The Company intends to operate the drill rigs with its own employees to bolster cost savings and steer improvements in productivity at the I-M Gold Project. Mr. Michael Leclerc has been appointed as Drill Operations Manager for Rise Gold and has extensive experience with exploration core drilling.

Item 9.01

Financial Statements and Exhibits

Exhibit

No.

Description

99.1

Press release dated June 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2018

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer